certification

Bradley Roth, Principal Executive Officer/President, and Kyle Wiggs, Principal Financial Officer/Treasurer, of THOR Financial Technologies Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
THOR Financial Technologies Trust		THOR Financial Technologies Trust

/s/ Bradley Roth		/s/ Kyle Wiggs
Bradley Roth		Kyle Wiggs
Date:	11/4/2024	Date:	11/4/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.